Exhibit 99.1

For Immediate Release
April 18, 2017

For More Information
Trisha Voltz Carlson
SVP, Investor Relations Manager
504.299.5208
trisha.carlson@hancockwhitney.com

Hancock reports first quarter 2017 EPS of $.57
Includes impact of FNBC transaction; reflects impact of common shares issued in December 2016

GULFPORT, Miss.  (April 18, 2017) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the first quarter of 2017. Net income for the first quarter of 2017 was $49.0 million, or $.57 per diluted common share (EPS), compared to $51.8 million, or $.64 EPS in the fourth quarter of 2016 and $3.8 million, or $.05 EPS, in the first quarter of 2016. The first quarter of 2017 includes a full quarter impact of the 6.325 million shares issued in the mid-December 2016 common stock offering ($.04 per share impact), $6.5 million of acquisition costs related to the First NBC Bank (FNBC) transaction ($.05 per share) that was completed in the first quarter, partially offset by a $4.4 million gain from the sale of selected Hancock Horizon funds ($.03 per share). The first quarter of 2016 included a $60.0 million ($.49 per share) provision for credit losses related to the recent energy cycle.

Highlights of the company's first quarter 2017 results (compared to fourth quarter 2016):

•	Includes a partial quarter impact from the acquisition of selected assets and liabilities of FNBC totaling $2.9 million, or $.03 per share, excluding the acquisition costs noted above
•	Acquired 9 branches from FNBC on March 10, 2017; operational conversion expected in mid-May 2017 with the simultaneous closure of 10 overlapping branches
•	Total loans up $1.5 billion; includes $1.2 billion from the FNBC transaction (net of the fair value discount or "loan mark")
•	Energy loans comprise 7.1% of total loans, down from 8.4%; allowance for the energy portfolio totals $83.7 million, or 6.5% of energy loans
•	Total deposits up $498 million; includes $398 million from the FNBC transaction
•	Purchased $604 million of FHLB advances from FNBC
•	Core pre-provision net revenue (PPNR) of $93.3 million, up $6.1 million or 7%
•	Net interest margin (NIM) of 3.37% up 11 basis points (bps); core NIM up 10 bps to 3.29%
•	Tangible common equity (TCE) ratio down 70 bps to 7.94%; reflects partial use of capital raised in December 2016

"This quarter reflects the continuation of our strategy designed to enhance long-term shareholder value," said President and CEO John M. Hairston. "Late last year we successfully raised capital that was quickly deployed in a transaction that is already demonstrating financially compelling returns on investment. Our core PPNR improved just over $6 million, or 7%, linked-quarter, the core NIM increased 10 bps and our capital remains solid at just under 8%. We brought our energy concentration down to 7% and our reserve for energy credits remains strong at 6.5%. I am proud of our team's accomplishments and look forward to building on the momentum carried forward from 2016."

Hancock reports first quarter 2017 financial results
April 18, 2017

Loans
Total loans at March 31, 2017 were $18.2 billion, up approximately $1.5 billion, or 9%, linked-quarter. The increase includes approximately $1.2 billion from the FNBC transaction (net of the loan mark). Excluding the impact of FNBC, loans grew $267 million, or 2% linked-quarter. Loans to energy-related companies decreased $123 million during the first quarter.

There was growth throughout the markets across our footprint and in our mortgage and equipment finance lines of business.

Average loans totaled $17.3 billion for the first quarter of 2017, up $979 million, or 6%, linked-quarter.

Energy
At March 31, 2017, loans to the energy industry totaled just under $1.3 billion, or 7.1% of total loans. As noted earlier, the energy portfolio was down $123 million, or 9% linked-quarter, and is comprised of credits to both the exploration and production (E&P) sector and the support and services sectors.  Payoffs and paydowns of approximately $160 million, plus charge-offs of approximately $23 million, were partially offset by approximately $60 million in net increases.

The impact and severity of future risk rating migration, as well as any associated provisions or net charge-offs, will depend on overall oil prices and the duration of the energy cycle, that began in November 2014. As previously noted, even with improving oil prices, management still expects a continued lag in the recovery of energy service and support credits. Reserve-based lending credits are showing signs of improvement given the stabilization in oil prices, and we expect improvement in land-based services, and non-drilling services in the Gulf of Mexico to follow. During the first quarter of 2017 there were a few reserve-based lending credits upgraded as part of the recent shared national credit (SNC) exam.

Management currently estimates that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycle, of which approximately $65 million has been taken to-date ($23 million in the first quarter of 2017). While we expect additional charge-offs in the portfolio, we continue to believe the impact of the energy cycle on our loan portfolio will be manageable, our reserve is adequate and our capital will remain solid.

Deposits
Total deposits at March 31, 2017 were $19.9 billion, up $498 million, or 3%, from December 31, 2016. The increase includes $398 million assumed in the FNBC transaction. Average deposits for the first quarter of 2017 were $19.2 billion, up $336 million, or 2%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $7.7 billion at March 31, 2017, up $64 million, or 1%, from December 31, 2016. DDAs comprised 39% of total period-end deposits at March 31, 2017.

Interest-bearing transaction and savings deposits totaled $7.2 billion at the end of the first quarter of 2017, up $252 million, or 4%, from December 31, 2016. Time deposits of $2.4 billion were up $150 million, or 7%, while interest-bearing public fund deposits increased $32 million, or 1%, to $2.6 billion at March 31, 2017.

Asset Quality
Nonperforming assets (NPAs) totaled $327 million at March 31, 2017, down $50 million from December 31, 2016. During the first quarter of 2017, total nonperforming loans decreased approximately $48 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $2

Hancock reports first quarter 2017 financial results
April 18, 2017

million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.79% at March 31, 2017, down 46 bps from December 31, 2016.

The total allowance for loan losses (ALLL) was $213.6 million at March 31, 2017, down $15.9 million from December 31, 2016. The ratio of the allowance for loan losses to period-end loans was 1.17% at March 31, 2017, down from 1.37% at December 31, 2016. There is no allowance for loan losses on the loans purchased from FNBC; however, a 4% loan mark has been applied to those loans. The allowance for credits in the energy portfolio totaled $83.7 million, or 6.5% of energy loans, at March 31, 2017, down from $106.5 million, or 7.5% of energy loans, at December 31, 2016.

Net charge-offs from the non-purchased credit impaired (PCI) loan portfolio were $29.9 million, or 0.70% of average total loans on an annualized basis in the first quarter of 2017, up from $20.4 million, or 0.50%  of average total loans in the fourth quarter of 2016. Included in the first quarter's total are approximately $23.0 million in charge-offs related to energy credits.  Energy charge-offs were approximately $12.0 million in the fourth quarter of 2016.

During the first quarter of 2017, Hancock recorded a total provision for loan losses of $16.0 million, up from $14.5 million in the fourth quarter of 2016.

Net Interest Income and Net Interest Margin
Net interest income (TE) for the first quarter of 2017 was $190.0 million, up $15 million from the fourth quarter of 2016. During the first quarter, the impact on net interest income from purchase accounting adjustments (PAAs) increased $0.8 million to $4.6 million. Excluding the impact from purchase accounting items, core net interest income increased $14 million linked-quarter. The increase is due to both the increase in volume during the quarter in addition to a change in balance sheet mix. Average earning assets were $22.8 billion for the first quarter of 2017, up $1.3 billion, or 6%, from the fourth quarter of 2016.

The reported net interest margin (TE) was 3.37% for the first quarter of 2017, up 11 bps from the fourth quarter of 2016. The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) increased 10 bps to 3.29% during the first quarter of 2017. The main drivers of the expansion were a change in the mix of earning assets during the quarter coupled with an increase in the yields on both the loan and bond portfolios, partially offset by a slight increase in the cost of funds. The increase in the loan yield was mainly related to the purchase of FNBC loans at a 5%+ yield, and the increase in the securities portfolio yield was mainly related to a change in rates and a decrease in premium amortization.

Noninterest Income
Noninterest income totaled $63.5 million for the first quarter of 2017, down $2.4 million, or 4%, from the fourth quarter of 2016. Included in the total is amortization of $1.1 million related to the FDIC indemnification asset, down from $1.2 million in the fourth quarter of 2016. Also included in the total is a $4.4 million gain on the sale of selected Hancock Horizon funds. Excluding the impact of these items, noninterest income totaled $60.2 million, down $6.9 million, or 10%, linked-quarter.

Service charges on deposits totaled $19.2 million for the first quarter of 2017, up $0.5 million, or 3%, from the fourth quarter of 2016. Bank card and ATM fees totaled $12.5 million, up $0.2 million, or 1%, from the fourth quarter of 2016.

Trust fees totaled $11.2 million, down $0.6 million, or 5% linked-quarter. Investment and annuity income and insurance fees totaled $5.3 million, up $0.2 million, or 4% linked-quarter.

Hancock reports first quarter 2017 financial results
April 18, 2017

Fees from secondary mortgage operations totaled $3.6 million for the first quarter of 2017, down $0.7 million, or 17% linked-quarter.

Other noninterest income (excluding the amortization of the FDIC indemnification asset and gain on sale noted above) totaled $8.5 million, down $6.2 million, or 42%, from the fourth quarter of 2016. The main drivers of the linked-quarter decrease were a $3.3 million gain on the sale of property and $3.0 million of higher derivative income in the fourth quarter of 2016.

Noninterest Expense & Taxes
 Noninterest expense for the first quarter of 2017 totaled $163.5 million, up $7.3 million, or 5%, from the fourth quarter of 2016. Included in the total is $6.5 million of acquisition costs associated with the FNBC transaction. Excluding this item, operating expense totaled $157.1 million, up $0.8 million, or less than 1%, linked-quarter. The discussion below excludes the impact of acquisition costs.

Total personnel expense was $89.0 million in the first quarter of 2017, up $1.5 million, or 2%, from the fourth quarter of 2016.The increase is mainly related to the reset of personnel taxes in the first quarter of each year.

Occupancy and equipment expense totaled $14.5 million in the first quarter of 2017, up $0.5 million, or 4%, from the fourth quarter of 2016.

Amortization of intangibles totaled $4.7 million for the first quarter of 2017, down slightly linked-quarter.

Net gains on ORE dispositions exceeded ORE expense by $13 thousand compared to $0.6 million of net expense in the fourth quarter of 2016. Management does not expect this level of ORE expense to be sustainable in future quarters.

Other operating expense (excluding ORE) totaled $48.9 million in the first quarter of 2017, down $0.5 million, or 1%, from the fourth quarter of 2016.

The effective income tax rate for the first quarter of 2017 was 25%. The rate was at the lower end of the guidance range due to a change in accounting treatment for stock compensation. Management expects an effective tax rate of 25-27% for the remainder of 2017, excluding any changes in the tax code. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital
Common shareholders' equity at March 31, 2017 totaled $2.8 billion. The tangible common equity (TCE) ratio was 7.94%, down 70 bps from December 31, 2016. On December 16, 2016 the company issued $259 million, or 6.325 million shares, of its common stock. On December 30, 2016 the company announced it would deploy a portion of the net proceeds from its common stock offering to purchase certain assets and liabilities, including 9 branches, from First NBC Bank. The transaction closed on March 10, 2017. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Wednesday, April 19, 2017 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock's website at www.hancockwhitney.com/investors. A link to the

Hancock reports first quarter 2017 financial results
April 18, 2017

release with additional financial tables, and a link to a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 26, 2017 by dialing (855) 859-2056 or (404) 537-3406, passcode 97320912.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company's banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe Hancock's performance. The reconciliations of those measures to GAAP measures are provided within Appendix A on page 14 of the additional financial tables.

In this news release, consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent ("TE") basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

Over the past several quarters we have disclosed our focus on strategic initiatives that were designed to replace declining levels of purchase accounting income from acquisitions with improvement in core income, which the company defines as income excluding net purchase accounting income. The company presents core income non-GAAP measures including core net interest income and core net interest margin, core revenue and core pre-provision net revenue. These measures are provided to assist the reader with a better understanding of the company's performance period over period as well as providing investors with assistance in understanding the success management has experienced in executing its strategic initiatives.

We define Core Net Interest Income as net interest income (TE) excluding net purchase accounting accretion resulting from the fair market value adjustments related to acquired operations.  We define Core Net Interest Margin as reported core net interest income expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Core Revenue as core net interest income and noninterest income less the amortization of the FDIC loss share receivable related to loans acquired in an FDIC assisted transaction and other nonoperating revenue. A reconciliation of total revenue to core revenue is included in Appendix A.

We define Core Pre-Provision Net Revenue as core revenue less noninterest expense, excluding nonoperating items and intangible asset amortization.  Management believes that core pre-provision net revenue is a useful financial measure because it enables investors and others to assess

Hancock reports first quarter 2017 financial results
April 18, 2017

the Company's ability to generate capital to cover credit losses through a credit cycle.  A reconciliation of net income to core pre-provision net revenue is included in Appendix A.

Important Cautionary Statement About Forward-Looking Statements
 This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management's predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the First NBC transaction on our performance and financial condition, including our ability to successfully integrate the business, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements.  Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "forecast," "goals," "targets," "initiatives," "focus," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC.

HANCOCK HOLDING COMPANY
QUARTERLY HIGHLIGHTS

	Three Months Ended
(dollars in thousands, except per share data)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
INCOME STATEMENT DATA
Net interest income	$181,691	$167,798	$163,513	$164,969	$162,836
Net interest income (TE) (a)	189,989	175,314	170,297	171,165	168,179
Provision for loan losses	15,991	14,455	18,972	17,196	60,036
Noninterest income	63,491	65,893	63,008	63,694	58,186
Noninterest expense	163,542	156,283	149,058	150,942	156,032
Net income	49,014	51,831	46,719	46,907	3,839
Nonoperating expense, net - pre-tax (for informational purposes only)	2,111	-	-	-	4,978

PERIOD-END BALANCE SHEET DATA
Loans	$18,204,868	$16,752,151	$16,070,821	$16,035,796	$15,978,124
Securities	5,001,273	5,017,128	4,843,112	4,806,370	4,667,837
Earning assets	23,278,297	21,881,520	21,085,398	21,037,622	20,821,513
Total assets	25,485,026	23,975,302	23,108,730	23,063,790	22,809,370
Noninterest-bearing deposits	7,722,279	7,658,203	7,543,041	7,151,416	7,108,598
Total deposits	19,922,020	19,424,266	18,885,477	18,816,869	18,656,150
Common shareholders' equity	2,763,622	2,719,768	2,489,127	2,463,365	2,421,040

AVERAGE BALANCE SHEET DATA
Loans	$17,303,044	$16,323,897	$16,023,458	$16,059,846	$15,848,770
Securities (b)	5,037,286	4,939,240	4,707,224	4,648,807	4,528,090
Earning assets	22,770,001	21,462,188	21,197,406	21,147,029	20,910,668
Total assets	24,756,506	23,437,530	23,202,790	23,138,591	22,932,515
Noninterest-bearing deposits	7,462,258	7,534,392	7,277,568	7,079,426	7,033,680
Total deposits	19,247,858	18,912,155	18,710,236	18,717,755	18,281,754
Common shareholders' equity	2,733,089	2,517,418	2,472,398	2,430,005	2,431,747

COMMON SHARE DATA
Earnings per share - diluted	$0.57	$0.64	$0.59	$0.59	$0.05
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	32.70	32.29	32.09	31.77	31.24
Tangible book value per share (period-end)	23.19	23.87	22.89	22.50	21.90
Weighted average number of shares - diluted	84,624	79,067	77,677	77,680	77,672
Period-end number of shares	84,517	84,235	77,571	77,538	77,508
Market data
High sales price	$49.50	$45.50	$32.94	$27.84	$25.84
Low sales price	41.71	31.73	24.49	21.93	20.01
Period-end closing price	45.55	43.10	32.43	26.11	22.96
Trading volume	45,119	43,664	42,809	41,668	56,319

PERFORMANCE RATIOS
Return on average assets	0.80%	0.88%	0.80%	0.82%	0.07%
Return on average common equity	7.27%	8.19%	7.52%	7.76%	0.64%
Return on average tangible common equity	9.92%	11.42%	10.58%	11.04%	0.91%
Tangible common equity ratio (c)	7.94%	8.64%	7.93%	7.81%	7.69%
Net interest margin (TE) (a)	3.37%	3.26%	3.20%	3.25%	3.23%
Average loan/deposit ratio	89.90%	86.31%	85.64%	85.80%	86.69%
Efficiency ratio (d)	61.16%	62.82%	61.80%	62.14%	64.47%
Allowance for loan losses as a percent of period-end loans	1.17%	1.37%	1.47%	1.41%	1.36%
Annualized net non-FDIC acquired charge-offs to average loans	0.70%	0.50%	0.24%	0.20%	0.54%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	68.77%	63.58%	74.75%	73.01%	74.55%
Noninterest income as a percent of total revenue (TE) (a)	25.05%	27.32%	27.01%	27.12%	25.70%

FTE headcount	3,819	3,724	3,747	3,723	3,819

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles, and nonoperating items.

HANCOCK HOLDING COMPANY
INCOME STATEMENT (Unaudited)

	Three months ended
(dollars in thousands)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
NET INCOME
Interest income	$202,515	$185,867	$182,153	$183,506	$180,641
Interest income (TE)	210,813	193,383	188,937	189,702	185,984
Interest expense	20,824	18,069	18,640	18,537	17,805
Net interest income (TE)	189,989	175,314	170,297	171,165	168,179
Provision for loan losses	15,991	14,455	18,972	17,196	60,036
Noninterest income	63,491	65,893	63,008	63,694	58,186
Noninterest expense	163,542	156,283	149,058	150,942	156,032
Income before income taxes	65,649	62,953	58,491	60,525	4,954
Income tax expense	16,635	11,122	11,772	13,618	1,115
Net income	$49,014	$51,831	$46,719	$46,907	$3,839
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$19,206	$18,694	$18,716	$18,394	$18,383
Trust fees	11,211	11,764	11,512	12,089	11,224
Bank card and ATM fees	12,468	12,317	11,808	11,954	11,348
Investment & annuity fees	4,599	4,212	4,289	5,043	4,933
Secondary mortgage market operations	3,567	4,277	4,917	4,176	2,912
Insurance commissions and fees	665	866	1,088	1,240	1,307
Amortization of FDIC loss share receivable	(1,100)	(1,240)	(1,539)	(1,526)	(1,613)
Other income	8,523	14,714	11,866	11,556	9,346
Securities transactions, net	-	289	351	768	346
Total operating noninterest income	59,139	65,893	63,008	63,694	58,186
Nonoperating items	4,352	-	-	-	-
Total noninterest income	$63,491	$65,893	$63,008	$63,694	$58,186
Personnel expense	$89,012	$87,551	$83,163	$84,237	$84,741
Net occupancy expense	10,762	10,478	10,068	10,394	10,356
Equipment expense	3,708	3,460	3,349	3,080	3,774
Other real estate expense, net	(13)	615	(5,214)	350	445
Other operating expense	48,905	49,413	52,806	47,876	46,614
Amortization of intangibles	4,705	4,766	4,886	5,005	5,124
Total operating expense	157,079	156,283	149,058	150,942	151,054
Nonoperating items	6,463	-	-	-	4,978
Total noninterest expense	$163,542	$156,283	$149,058	$150,942	$156,032
COMMON SHARE DATA
Earnings per share:
Basic	$0.57	$0.64	$0.59	$0.59	$0.05
Diluted	0.57	0.64	0.59	0.59	0.05

HANCOCK HOLDING COMPANY
PERIOD-END BALANCE SHEET (Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
ASSETS
Commercial non-real estate loans	$8,074,287	$7,613,917	$7,133,928	$7,132,519	$7,145,406
Commercial real estate - owner occupied	2,047,451	1,906,821	1,901,825	1,916,200	1,923,347
Total commercial and industrial loans	10,121,738	9,520,738	9,035,753	9,048,719	9,068,753
Commercial real estate - income producing	2,505,104	2,013,890	1,990,309	2,024,471	1,752,745
Construction and land development loans	1,252,667	1,010,879	946,592	880,588	1,095,414
Residential mortgage loans	2,266,263	2,146,713	2,037,162	2,017,650	2,000,967
Consumer loans	2,059,096	2,059,931	2,061,005	2,064,368	2,060,245
Total loans	18,204,868	16,752,151	16,070,821	16,035,796	15,978,124
Loans held for sale	20,883	34,064	42,545	42,297	24,001
Securities	5,001,273	5,017,128	4,843,112	4,806,370	4,667,837
Short-term investments	51,273	78,177	128,920	153,159	151,551
Earning assets	23,278,297	21,881,520	21,085,398	21,037,622	20,821,513
Allowance for loan losses	(213,550)	(229,418)	(236,061)	(226,086)	(217,794)
Goodwill	716,761	621,193	621,193	621,193	621,193
Other intangible assets, net	86,952	87,757	92,523	97,409	102,414
Other assets	1,616,566	1,614,250	1,545,677	1,533,652	1,482,044
Total assets	$25,485,026	$23,975,302	$23,108,730	$23,063,790	$22,809,370

LIABILITIES
Noninterest-bearing deposits	$7,722,279	$7,658,203	$7,543,041	$7,151,416	$7,108,598
Interest-bearing transaction and savings deposits	7,162,760	6,910,466	6,620,373	6,754,513	7,043,484
Interest-bearing public fund deposits	2,595,263	2,563,758	2,394,148	2,354,234	2,152,903
Time deposits	2,441,718	2,291,839	2,327,915	2,556,706	2,351,165
Total interest-bearing deposits	12,199,741	11,766,063	11,342,436	11,665,453	11,547,552
Total deposits	19,922,020	19,424,266	18,885,477	18,816,869	18,656,150
Short-term borrowings	2,121,932	1,225,406	1,075,956	1,095,107	1,100,787
Long-term debt	525,082	436,280	463,710	468,028	471,245
Other liabilities	152,370	169,582	194,460	220,421	160,148
Total liabilities	22,721,404	21,255,534	20,619,603	20,600,425	20,388,330
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,003,181	1,989,611	1,726,756	1,722,454	1,719,454
Retained earnings	878,953	850,689	818,060	790,452	762,652
Accumulated other comprehensive income	(118,512)	(120,532)	(55,689)	(49,541)	(61,066)
Total common shareholders' equity	2,763,622	2,719,768	2,489,127	2,463,365	2,421,040
Total liabilities & shareholders' equity	$25,485,026	$23,975,302	$23,108,730	$23,063,790	$22,809,370
CAPITAL RATIOS
Tangible common equity	$1,959,909	$2,010,818	$1,775,411	$1,744,764	$1,697,434
Tier 1 capital (e)	2,120,116	2,184,812	1,887,468	1,854,073	1,818,580
Common equity (period-end) as a percent of total assets (period-end)	10.84%	11.34%	10.77%	10.68%	10.61%
Tangible common equity ratio	7.94%	8.64%	7.93%	7.81%	7.69%
Leverage (Tier 1) ratio (e)	8.79%	9.56%	8.35%	8.22%	8.14%
Tier 1 risk-based capital ratio (e)	10.24%	11.26%	10.09%	9.94%	9.69%
Total risk-based capital ratio (e)	12.00%	13.21%	12.15%	11.96%	11.75%
(e) Estimated for most recent period-end.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE SHEET (Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2017	12/31/2016	3/31/2016
ASSETS
Commercial non-real estate loans	$7,846,802	$7,322,497	$7,066,298
Commercial real estate - owner occupied	1,943,771	1,890,649	1,866,132
Total commercial and industrial loans	9,790,573	9,213,146	8,932,430
Commercial real estate - income producing	2,137,890	2,004,025	1,632,788
Construction and land development loans	1,130,165	965,382	1,147,984
Residential mortgage loans	2,185,928	2,085,081	2,058,514
Consumer loans	2,058,488	2,056,263	2,077,054
Total loans	17,303,044	16,323,897	15,848,770
Loans held for sale	21,328	32,398	14,822
Securities (f)	5,037,286	4,939,240	4,528,090
Short-term investments	408,343	166,653	518,986
Earning assets	22,770,001	21,462,188	20,910,668
Allowance for loan losses	(226,503)	(237,316)	(183,264)
Goodwill and other intangible assets	729,766	711,255	726,094
Other assets	1,483,242	1,501,403	1,479,017
Total assets	$24,756,506	$23,437,530	$22,932,515

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$7,462,258	$7,534,392	$7,033,680
Interest-bearing transaction and savings deposits	6,897,660	6,761,923	6,815,703
Interest-bearing public fund deposits	2,547,874	2,316,997	2,173,435
Time deposits	2,340,066	2,298,843	2,258,936
Total interest-bearing deposits	11,785,600	11,377,763	11,248,074
Total deposits	19,247,858	18,912,155	18,281,754
Short-term borrowings	2,127,256	1,367,504	1,564,804
Long-term debt	458,050	453,068	483,348
Other liabilities	190,253	187,385	170,862
Common shareholders' equity	2,733,089	2,517,418	2,431,747
Total liabilities & shareholders' equity	$24,756,506	$23,437,530	$22,932,515

(f) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Three Months Ended
	3/31/2017			12/31/2016			3/31/2016
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$13,058.7	$130.4	4.04%	$12,182.5	$116.8	3.81%	$11,713.2	$111.7	3.83%
Residential mortgage loans	2,185.9	21.3	3.90%	2,085.1	20.7	3.98%	2,058.5	21.3	4.13%
Consumer loans	2,058.5	26.6	5.24%	2,056.3	26.5	5.13%	2,077.1	26.3	5.10%
Loan fees & late charges	-	(0.1)	0.00%	-	(0.5)	0.00%	-	(0.8)	0.00%
Total loans (TE) (i)	17,303.1	178.2	4.16%	16,323.9	163.5	3.99%	15,848.8	158.5	4.02%
Loans held for sale	21.3	0.2	4.08%	32.4	0.3	3.59%	14.8	0.2	4.28%
US Treasury and government agency securities	116.3	0.6	2.04%	97.9	0.5	1.93%	50.1	0.2	1.67%
CMOs and mortgage backed securities	3,975.2	22.1	2.22%	4,017.9	21.0	2.09%	4,132.8	22.9	2.21%
Municipals (TE) (h)	942.1	9.0	3.84%	819.3	7.9	3.86%	339.1	3.6	4.27%
Other securities	3.7	0.0	1.96%	4.1	0.0	1.79%	6.1	0.0	1.85%
Total securities (TE) (g)	5,037.3	31.7	2.52%	4,939.2	29.4	2.38%	4,528.1	26.7	2.36%
Total short-term investments	408.3	0.7	0.74%	166.7	0.2	0.49%	519.0	0.6	0.47%
Average earning assets yield (TE)	$22,770.0	210.8	3.74%	$21,462.2	193.4	3.59%	$20,910.7	186.0	3.57%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,897.7	4.5	0.27%	$6,761.9	4.3	0.25%	$6,815.7	4.7	0.28%
Time deposits	2,340.0	5.1	0.89%	2,298.8	5.2	0.90%	2,258.9	4.9	0.88%
Public funds	2,547.9	3.2	0.50%	2,317.0	2.5	0.43%	2,173.5	2.1	0.38%
Total interest-bearing deposits	11,785.6	12.8	0.44%	11,377.7	12.0	0.42%	11,248.1	11.7	0.42%
Short-term borrowings	2,127.3	2.9	0.56%	1,367.5	1.1	0.33%	1,564.8	1.0	0.26%
Long-term debt	458.0	5.1	4.42%	453.1	4.9	4.36%	483.3	5.1	4.20%
Total borrowings	2,585.3	8.0	1.24%	1,820.6	6.0	1.33%	2,048.1	6.1	1.19%
Total interest-bearing liabilities cost	14,370.9	20.8	0.59%	13,198.3	18.0	0.55%	13,296.2	17.8	0.54%
Net interest-free funding sources	8,399.1			8,263.9			7,614.5
Total cost of funds	22,770.0	20.8	0.37%	21,462.2	18.0	0.34%	20,910.7	17.8	0.34%
Net Interest Spread (TE)		$190.0	3.15%		$175.4	3.05%		$168.2	3.03%
Net Interest Margin (TE)	$22,770.0	$190.0	3.37%	$21,462.2	$175.4	3.26%	$20,910.7	$168.2	3.23%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Tax equivalent (te) amounts are calculated using a marginal federal income tax rate of 35%.
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION (Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2017	12/31/2016	3/31/2016
Nonaccrual loans (j)	$262,649	$317,970	$237,303
Restructured loans - still accruing	47,267	39,818	45,620
Total nonperforming loans	309,916	357,788	282,923
ORE and foreclosed assets	17,156	18,943	24,032
Total nonperforming assets	$327,072	$376,731	$306,955
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.79%	2.25%	1.92%
Accruing loans 90 days past due	$590	$3,039	$9,226
Accruing loans 90 days past due as a percent of loans	0.00%	0.02%	0.06%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.80%	2.26%	1.98%
ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$229,418	$236,061	$181,179
Net provision for loan losses - purchased credit impaired loans	(406)	(681)	(496)
Provision for loan losses - non-purchased credit impaired loans	16,397	15,136	60,532
Net provision for loan losses	15,991	14,455	60,036
(Decrease)increase in FDIC loss share receivable	(1,830)	(930)	(2,189)
Net charge-offs - purchased credit impaired	118	(256)	(67)
Charge-offs - non-purchased credit impaired	33,692	24,395	24,693
Recoveries - non-purchased credit impaired	(3,781)	(3,971)	(3,394)
Net charge-offs	30,029	20,168	21,232
Ending Balance	$213,550	$229,418	$217,794
Allowance for loan losses as a percent of period-end loans	1.17%	1.37%	1.36%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	68.77%	63.58%	74.55%
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$22,905	$13,495	$17,076
Residential mortgage loans	181	(230)	(126)
Consumer loans	6,825	7,159	4,349
Total net charge-offs - non-purchased credit impaired	$29,911	$20,424	$21,299
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.71%	0.44%	0.59%
Residential mortgage loans	0.03%	(0.04)%	(0.02)%
Consumer loans	1.34%	1.39%	0.84%
Total net charge-offs - non-purchased credit impaired to average loans	0.70%	0.50%	0.54%

(j) Included in nonaccrual loans are $112.6 million, $81.9 million, and $18.3 million at 3/31/17, 12/31/16 and 3/31/16, respectively, in nonaccruing restructured loans. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Purchased credit impaired loans include loans covered by an FDIC loss share agreement totaling $143.8 million, $148.0 million, and $168.1 million as of 3/31/17, 12/31/16, and 3/31/16, respectively.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION (Unaudited)

	Three months ended
(dollars in thousands)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Nonaccrual loans (j)	$262,649	$317,970	$302,810	$265,722	$237,303
Restructured loans - still accruing	47,267	39,818	8,059	35,974	45,620
Total nonperforming loans	309,916	357,788	310,869	301,696	282,923
ORE and foreclosed assets	17,156	18,943	19,806	23,374	24,032
Total nonperforming assets	$327,072	$376,731	$330,675	$325,070	$306,955
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.79%	2.25%	2.06%	2.02%	1.92%
Accruing loans 90 days past due	$590	$3,039	$4,933	$7,982	$9,226
Accruing loans 90 days past due as a percent of loans	0.00%	0.02%	0.03%	0.05%	0.06%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.80%	2.26%	2.09%	2.07%	1.98%
Allowance for loan losses	$213,550	$229,418	$236,061	$226,086	$217,794
Allowance for loan losses as a percent of period-end loans	1.17%	1.37%	1.47%	1.41%	1.36%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	68.77%	63.58%	74.75%	73.01%	74.55%
Provision for loan losses	$15,991	$14,455	$18,972	$17,196	$60,036
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$22,905	$13,495	$4,330	$3,685	$17,076
Residential mortgage loans	181	(230)	299	238	(126)
Consumer loans	6,825	7,159	4,902	3,880	4,349
Total net charge-offs - non-purchased credit impaired	$29,911	$20,424	$9,531	$7,803	$21,299
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.71%	0.44%	0.14%	0.12%	0.59%
Residential mortgage loans	0.03%	(0.04)%	0.06%	0.05%	(0.02)%
Consumer loans	1.34%	1.39%	0.95%	0.76%	0.84%
Total net charge-offs - non-purchased credit impaired to average loans	0.70%	0.50%	0.24%	0.20%	0.54%
AVERAGE LOANS
Commercial & real estate loans	$13,058,628	$12,182,553	$11,948,056	$11,990,672	$11,713,202
Residential mortgage loans	2,185,928	2,085,081	2,019,807	2,015,301	2,058,514
Consumer loans	2,058,488	2,056,263	2,055,596	2,053,873	2,077,054
Total average loans	$17,303,044	$16,323,897	$16,023,458	$16,059,846	$15,848,770

(j) Included in nonaccrual loans are nonaccruing restructured loans totaling $112.6 million, $81.9 million, $48.2 million, $34.8 million, and $18.3 million, at 3/31/17, 12/31/16, 9/30/16, 6/30/16, and 3/31/16, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.  Purchased credit impaired loans include loans covered by FDIC loss share agreement totaling $143.8 million, $148.0 million, $152.3 million, $160.0 million, and $168.1 million, as of 3//31/17, 12/31/16, 9/30/16, 6/30/16, and 3/31/16, respectively.

HANCOCK HOLDING COMPANY
Appendix A To the Earnings Release
Non-GAAP Measures Reconciliations

Core net interest income (TE) and core net interest margin (TE)
	Three months ended
(dollars in thousands)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Net interest income	$181,691	$167,798	$163,513	$164,969	$162,836
Tax-equivalent adjustment (k)	8,298	7,516	6,784	6,196	5,343
Net interest income (TE)	$189,989	$175,314	$170,297	$171,165	$168,179
Purchase accounting adjustments
Net loan discount accretion (l)	5,017	4,302	5,206	5,878	6,358
Net investment premium amortization (m)	(454)	(524)	(581)	(636)	(720)
Net purchase accounting accretion	4,563	3,778	4,625	5,242	5,638
Net interest income (TE) - core	$185,426	$171,536	$165,672	$165,923	$162,541
Average earning assets	$22,770,001	$21,462,188	$21,197,406	$21,147,029	$20,910,668
Net interest margin (TE) - reported	3.37%	3.26%	3.20%	3.25%	3.23%
Net purchase accounting adjustments	0.08%	0.07%	0.08%	0.10%	0.11%
Net interest margin (TE) - core	3.29%	3.19%	3.12%	3.15%	3.12%

Core pre-provison net revenue (TE)
	Three months ended
(dollars in thousands)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Net interest income	$181,691	$167,798	$163,513	$164,969	$162,836
Noninterest income	63,491	65,893	63,008	63,694	58,186
Total revenue	$245,182	$233,691	$226,521	$228,663	$221,022
Tax-equivalent adjustment (k)	8,298	7,516	6,784	6,196	5,343
Purchase accounting adjustments - revenue (n)	(3,463)	(2,538)	(3,088)	(3,716)	(4,026)
Nonoperating revenue	(4,352)	-	-	-	-
Core revenue (TE)	$245,665	$238,669	$230,217	$231,143	$222,339
Noninterest expense	(163,542)	(156,283)	(149,058)	(150,942)	(156,032)
Intangible amortization	4,705	4,766	4,886	5,005	5,124
Nonoperating items	6,463	-	-	-	4,978
Core pre-provision net revenue (TE)	$93,291	$87,152	$86,045	$85,206	$76,409

(k) Tax equivalent (TE) amounts are calculated using a marginal federal income tax rate of 35%.
(l) Includes net loan discount accretion arising from business combinations.
(m) Includes net investment premium amortization arising from business combinations.
(n) Includes net loan discount accretion and net investment premium amortization as defined in (l) and (m) and amortization of the FDIC loss share receivable related to an FDIC assisted transaction.